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EXHIBIT 99.8


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY



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IN RE BIGMAR, INC.                 :   CONSOLIDATED
SECTION 225 LITIGATION             :   CA. NO. 19289
                                   :
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                            ORDER AND FINAL JUDGMENT
                            ------------------------

         On the basis of, and for the reasons set forth in the Court's Memorandum Opinion of April 5, 2002 in the above captioned matter, pursuant to 8 Del.C. ss. 225, it is hereby ordered this 15th day of April, 2002, as follows:

         1. The de jure directors of Bigmar, Inc. are those persons in office on November 15, 2001: Cynthia R. May, John G. Tramontana, Massimo Pedrani, Philippe J.H. Rohrer, Bernard Kramer, Declan Service, John S. Hodgson, Timothy Carroll and Kevin Ryan. The de jure officers of Bigmar, Inc. are those persons in office on November 15, 2001.

         2. The Status Quo Order in this matter dated December 20, 2001 is hereby dissolved and is of no further effect.

         3. Court costs in the three consolidated, cases shall be apportioned as follows: plaintiffs in C.A. No. 19289 shall pay 1/3 of said coats, plaintiffs in C.A. No. 19293 shall pay 1/3 of said costs and plaintiff in C.A. No. 19294 shall pay 1/3 of said costs.



                                             /s/ signature
                                             --------------------------
                                             Vice Chancellor